          C:\8K\1998\698\8KA_630


                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      Form 8-K/A

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                      of the Securities and Exchange Act of 1934




                Date of Report:         June 30, 1998
                               Date of earliest event reported)




                            Commission File Number 1-12486

                        ASSOCIATED ESTATES REALTY CORPORATION
                (Exact name of registrant as specified in its charter)





                                OHIO                          34-1747603
                  (State or other Jurisdiction of           (IRS Employer
                   Incorporation or organization)           Identification
                                                               Number)


            5025 Swetland Court, Richmond Heights, Ohio       44143-1467
              (Address of Principal Executive Offices)        (Zip Code)



                                   (216) 261-5000
                (Registrant's telephone number, including area code)

          Item 7:  Financial Statements and Exhibits

          Financial Statements

                This report includes (i) consolidated financial statements for the period January 1, 1998 to June 29, 1998
          (unaudited), the six-month period ended June 30, 1997
          (unaudited), and for the years ended December 31, 1997, 1996 and 1995, for MIG Residential REIT, Inc. ("MIG REIT") and (ii) combined financial statements for the six-month period ended
          June 30, 1998 and 1997 (unaudited) and for the year ended December 31, 1997 for MIG Companies, presented herein as the financial statements of the MIGRA Operations, along with unaudited combined financial statements of MIG Companies for the years ended December 31, 1996 and 1995.

                The related proforma financial information presented herein adjusts the MIG REIT historical financial statements for the operations not being acquired, principally those operations equivalent to a holding company.

                The terms of the above transactions and other related transactions are further discussed in the Company's Form 8-K/A dated February 19, 1998 and filed June 25, 1998 and Proxy Statement dated May 30, 1998, which are incorporated by reference herein.

          Pro Forma Financial Information (Unaudited)

                Unaudited pro forma financial information of the Company and the MIG REIT and the MIGRA Operations is presented as follows:

               . Condensed statement of operations for the six month period ended June 30, 1998;

               . Condensed statement of operations for the year ended December 31, 1997;

               . Estimated twelve-month pro forma statement of taxable net operating income and operating funds available.

          Exhibits:


           23.01 Consent of Ernst & Young LLP

                                     ASSOCIATED ESTATES REALTY CORPORATION

                                         INDEX TO FINANCIAL STATEMENTS

   Acquisitions
     MIG Residential REIT, Inc.
     Consolidated Financial Statements for the period January
      1, 1998 to June 29, 1998 (unaudited) and the six month
      period ended June 30, 1997 (unaudited) and the years
      ended December 31, 1997, 1996 and 1995:
        Report of Independent Certified Public Accountants         F-2
        Audited Consolidated Financial Statements
          Consolidated Balance Sheets                              F-3
          Consolidated Statements of Income                        F-4
          Consolidated Statements of Shareholders' Equity          F-5
          Consolidated Statements of Cash Flows                    F-6
          Notes to Consolidated Financial Statements               F-8

     MIG Companies
     Combined Financial Statements
        Report of Independent Certified Public Accountants         F-18
          Combined Balance Sheets as of June 30, 1998
           (unaudited), December 31, 1997 and 1996 (unaudited)     F-19
          Combined Statements of Operations for the six month
           periods ended June 30, 1998 (unaudited) and 1997
           (unaudited) and the years ended December 31, 1997,      F-20
           1996 (unaudited) and 1995 (unaudited)
          Combined Statements of Shareholders' Equity for the
           six month period ended June 30, 1998 (unaudited) and
           the years ended December 31, 1997, 1996 (unaudited)
           and 1995 (unaudited)                                    F-21
          Combined Statements of Cash Flows for the six month
           periods ended June 30, 1998 (unaudited) and 1997
           (unaudited) and the years ended December 31, 1997,      F-22
           1996 (unaudited) and 1995 (unaudited)
          Notes to Combined Financial Statements                   F-24

     Associated Estates Realty Corporation
     Pro Forma Financial Information (Unaudited)

          Pro Forma Condensed Statement of Operations for the
           period ended June 30, 1998                              F-33
          Notes to Pro Forma Condensed Statement of Operations
           for the period ended June 30, 1998                      F-36
          Pro Forma Condensed Statement of Operations for the
           period ended December 31, 1997                          F-39
          Notes to Pro Forma Condensed Statement of Operations
           for the period ended December 31, 1997                  F-40
          Estimated Twelve-Month Pro Forma Statement of
            Taxable Net Income and Operating Funds Available       F-43

                  Report of Independent Certified Public Accountants



          The Board of Directors and Shareholders
            MIG Residential REIT, Inc.

              We have audited the accompanying consolidated balance sheets of MIG Residential REIT, Inc. (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIG Residential REIT, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


          West Palm Beach, Florida
          January 28, 1998

                                          MIG RESIDENTIAL REIT, INC.
                                          CONSOLIDATED BALANCE SHEETS

                                           June 29,          December 31
                                             1998         1997          1996
                                         (Unaudited)
   Assets
   Real estate, net                      $94,937,424  $ 95,442,840  $75,829,988
   Cash and cash equivalents               4,196,808     3,820,352    3,056,332
   Restricted cash                           348,706       373,863      345,452
   Other assets                              210,762       541,694      191,997
   Total assets                          $99,693,700  $100,178,749  $79,423,769

   Liabilities and shareholders' equity
   Liabilities:
     Accounts payable and accrued
      expenses                           $   702,637  $    704,791  $   417,687
     Security deposits payable and
      other liabilities                      459,833       482,313      459,357
     Dividends payable                     1,250,000     1,600,000      300,000
     Note payable under line of credit    10,000,000    10,000,000            -
                                          12,412,470    12,787,104    1,177,044
   Shareholders' equity:
     Common stock:
      Class A, par value $.001 per
       share-950,000 shares
       authorized, 89,886, 89,467 and
       85,260 subscribed, 89,886,
       89,467 and 78,974 issued and
       outstanding at June 29, 1998,
       December 31, 1997 and 1996,
       respectively                               90            89           85
      Class B, par value $.001 per
       share-50,000 shares authorized,
       25,000 shares issued and
       outstanding at June 29, 1998,
       December 31, 1997 and 1996                 25            25           25
   Additional paid-in capital             87,281,115    87,391,531   84,564,615
                                          87,281,230    87,391,645   84,564,725

   Subscriptions receivable, 6,286
     shares subscribed, not issued at
     December 31, 1996                             -             -   (6,318,000)
                                          87,281,230    87,391,645   78,246,725
   Total liabilities and shareholders'
     equity                              $99,693,700  $100,178,749  $79,423,769

         See accompanying notes.

                                          MIG RESIDENTIAL REIT, INC.
                                       CONSOLIDATED STATEMENTS OF INCOME

                                      For the period     For the
                                     January 1, 1998    six month
                                            to         period ended    For the year ended December 31
                                      June 29, 1998   June 30, 1997      1997        1996        1995
                                       (Unaudited)     (Unaudited)
   Revenue:
     Rental                          $     7,238,442  $   6,426,953  $13,583,335  $7,573,032  $2,730,693
     Interest                                 73,646         67,623      134,388      73,696     164,430
     Other                                   210,156        201,363      412,058     193,896      53,422
                                           7,522,244      6,695,939   14,129,781   7,840,624   2,948,545

   Expenses:
     Depreciation                          1,212,973      1,051,839    2,244,944   1,169,248     390,378
     Real estate taxes and insurance         774,372        697,377    1,474,995     793,965     318,626
     Salaries and employee benefits          798,535        708,571    1,488,730     727,493     261,135
     Management fees, related parties        461,235        463,568      959,293     602,733     212,863
     Repairs and maintenance                 568,828        497,241    1,095,876     599,986     175,396
     Utilities                               351,029        336,410      722,229     311,708      99,321
     Professional fees                       669,145         99,845      273,196     146,837      49,808
     Interest                                389,231        319,417      712,238           -           -
     Other                                   696,746        462,288    1,013,476     471,827     179,884
                                           5,922,094      4,636,556    9,984,977   4,823,797   1,687,411
   Net income                        $     1,600,150  $   2,059,383  $ 4,144,804  $3,016,827  $1,261,134

     See accompanying notes.

                                          MIG RESIDENTIAL REIT, INC.
                                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                           Common Stock
                                     Class A          Class B
                                  Shares  Amount  Shares  Amount

   Balance at January 1, 1995     32,500  $   33        - $     -
     Common stock subscribed      47,100      47        -       -
     Contributions from
      subscribing shareholders         -       -        -       -
     Net income                        -       -        -       -
     Proceeds from issuance of
      common stock                   196       -   25,000      25
     Distributions to
      shareholders                     -       -        -       -
   Balance at December 31, 1995   79,796      80   25,000      25
     Common stock subscribed       4,922       5        -       -
     Contributions from
       subscribing shareholders        -       -        -       -
     Net income                        -       -        -       -
     Proceeds from issuance of
       common stock                  542       -        -       -
     Dividends declared                -       -        -       -
   Balance at December 31, 1996   85,260      85   25,000      25
     Common stock subscribed       3,060       3        -       -
     Contributions from
      subscribing shareholders         -       -        -       -
     Net income                        -       -        -       -
     Proceeds from issuance of
      common stock                 1,147       1        -       -
     Dividends declared                -       -        -       -
   Balance at December 31, 1997   89,467      89   25,000      25
     Net income (unaudited)            -       -        -       -
     Proceeds from issuance of
      common stock (unaudited)       419       1        -       -
     Dividends declared
      (unaudited)                      -       -        -       -
   Balance at June 29, 1998
   (Unaudited)                    89,886  $   90   25,000 $    25


                                          MIG RESIDENTIAL REIT, INC.
                                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                    Additional
                                     Paid-In       Retained  Subscriptions
                                     Capital       Earnings    Receivable       Total

   Balance at January 1, 1995      $32,499,967   $   (21,376)$(32,500,000)  $    (21,376)
     Common stock subscribed        47,099,953             -  (47,100,000)             -
     Contributions from
      subscribing shareholders               -             -   34,154,000     34,154,000
     Net income                              -     1,261,134            -      1,261,134
     Proceeds from issuance of
      common stock                     220,798             -            -        220,823
     Distributions to
      shareholders                           -    (1,231,624)           -     (1,231,624)
   Balance at December 31, 1995     79,820,718         8,134  (45,446,000)    34,382,957
     Common stock subscribed         4,999,995             -   (5,000,000)             -
     Contributions from
       subscribing shareholders              -             -   44,128,000     44,128,000
     Net income                              -     3,016,827            -      3,016,827
     Proceeds from issuance of
       common stock                    552,876             -            -        552,876
     Dividends declared               (808,974)   (3,024,961)           -     (3,833,935)
   Balance at December 31, 1996     84,564,615             -   (6,318,000)    78,246,725
     Common stock subscribed         3,114,997             -   (3,115,000)             -
     Contributions from
      subscribing shareholders               -             -    9,433,000      9,433,000
     Net income                              -     4,144,804            -      4,144,804
     Proceeds from issuance of
    common stock                     1,187,115             -            -      1,187,116
     Dividends declared             (1,475,196)   (4,144,804)           -     (5,620,000)
   Balance at December 31, 1997     87,391,531             -            -     87,391,645
     Net income (unaudited)                  -     1,600,150            -      1,600,150
     Proceeds from issuance of
      common stock (unaudited)         789,434             -            -        789,435
     Dividends declared
      (unaudited)                     (899,850)     (1,600,150)         -     (2,500,000)
   Balance at June 29, 1998
   (Unaudited)                     $87,281,115   $         - $          -   $ 87,281,230

         See accompanying notes

                                          MIG RESIDENTIAL REIT, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        For the
                                         period
                                       January 1,    For the
                                         1998       six month
                                           to       period ended       For the year ended December 31
                                     June 29, 1998 June 30, 1997       1997         1996          1995
                                      (Unaudited)   (Unaudited)
    Operating activities
    Net income                       $   1,600,150 $   2,059,383   $ 4,144,804  $  3,016,827  $ 1,261,134
    Adjustments to reconcile net
     income to net cash provided by
     operating activities:
       Depreciation                      1,212,973     1,051,839     2,244,944     1,169,248      390,378
       Changes in operating assets
        and liabilities:
        Restricted cash                     25,157       (46,628)      (28,411)     (175,326)    (170,126)
        Other assets                       330,931      (187,646)     (349,697)      (78,662)    (102,280)
        Accounts payable and
         accrued expenses                   (2,154)     (151,871)      287,104        64,083      353,604
        Security deposits payable
         and other liabilities             (22,480)      373,870        22,956       143,868      166,058
    Net cash provided by operating
     activities                          3,144,577     3,098,947     6,321,700     4,140,038    1,898,768

    Investing activities
    Acquisition of operating real                                                             (33,381,756)
     estate                                      -   (20,417,365)  (20,386,593)  (42,752,360)
    Payments for land and building
     improvements and furniture and
     equipment                            (707,556)     (503,446)   (1,471,203)     (783,928)    (354,570)
    Net cash used in investing
     activities                           (707,556)  (20,920,811)  (21,857,796)  (43,536,288) (33,736,326)

    Financing activities
    Contributions from subscribing
     shareholders                                -     9,433,000     9,433,000    44,128,000   34,154,000
    Proceeds from issuance of common
     stock                                 789,435       441,471     1,187,116       552,876      220,823
    Dividends paid to shareholders      (2,850,000)   (1,570,000)   (4,320,000)   (3,533,935)  (1,231,524)
    Proceeds from line of credit                 -    16,850,000    16,850,000             -            -
    Repayments on line of credit                 -    (6,850,000)   (6,850,000)            -            -
    Net cash provided (used) by
     financing activities               (2,060,565)   18,304,471    16,300,116    41,146,941   33,143,199

    Increase (decrease) in cash and                                                             1,305,641
     cash equivalents                      376,456       482,607       764,020     1,750,691
    Cash and cash equivalents at
     beginning of period                 3,820,352     3,056,332     3,056,332     1,305,641            -
    Cash and cash equivalents at
     end of period                   $   4,196,808 $   3,538,939   $ 3,820,352  $  3,056,332  $ 1,305,641

    Supplemental cash flow
    information
    Cash paid for interest           $     410,605 $     318,613   $   680,808  $          -  $         -

    Supplemental disclosure of
      noncash investing and
      financing activities
    Accrued but unpaid dividends     $   1,250,000 $   1,300,000   $ 1,600,000  $    300,000  $         -

              The consolidated statement of cash flows for the year ended December 31, 1995 excludes the effects of certain noncash investing activities relating to work holdbacks pursuant to certain purchase agreements, totaling $117,000, which are included in the cost of real estate acquired and security deposits payable and other liabilities in the consolidated balance sheet at December 31, 1995.

          See accompanying notes.

                              MIG RESIDENTIAL REIT, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          1.  Organization and Significant Accounting Policies

          Organization

              MIG Residential REIT, Inc. (the Company) is a corporation organized in May 1993 under the laws of the State of Maryland for the purpose of acquiring and managing a real estate portfolio consisting principally of operating residential apartment complexes throughout the United States. The Company has entered into an agreement with MIG Realty Advisors, Inc. (MIGRA), an entity affiliated with the Company by means of common management, which functions as its investment advisor.

          Consolidation Policy

              The consolidated financial statements include the accounts of the Company and eight entities which own operating residential apartment complexes, as discussed in Note 2. The Company has a 100% ownership interest in each of these entities. All significant transactions and accounts between the Company and the investee entities have been eliminated in consolidation.


              The accompanying unaudited financial statements as of June
          29, 1998 and June 30, 1997 have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the period from January 1, 1998 to June 29, 1998 and the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included herein for the year ended December 31, 1997.

          Real Estate

              Real estate is carried at cost.


              Costs directly related to the acquisition, renovation or improvement of real estate are capitalized. Costs incurred in connection with the pursuit of unsuccessful acquisitions are expensed at the time the acquisition is abandoned.

                              MIG RESIDENTIAL REIT, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued



              Repairs and maintenance are expensed as incurred.

              The Company provides for depreciation using the straight-line method. Buildings and improvements are being depreciated over their estimated useful lives of 40 years. Land improvements, and furniture and equipment are depreciated over their estimated useful lives which range from five to seven years.

          Cash and Cash Equivalents and Restricted Cash

              Cash and cash equivalents and restricted cash include demand deposit accounts and other highly liquid investments with original maturity dates at date of purchase of six months or less. The Company minimizes its credit risk associated with cash and cash equivalents and restricted cash by utilizing high credit quality financial institutions.

              Restricted cash consists principally of cash restricted for the repayment of tenant security deposits.

          Leasing Activities

              Rental income consists of lease payments earned from tenants under lease agreements with terms of one year or less. Rental income is recorded on the accrual method of accounting for financial reporting and tax purposes.

              Costs directly related to the leasing of rental units, including commissions, are expensed as incurred.

          Advertising Costs

              The Company expenses advertising costs as incurred.
          Advertising costs included in other expenses in the consolidated statements of income for the year ended December 31, 1997, 1996 and 1995 total approximately $408,000, $127,000 and $40,000, respectively.

                              MIG RESIDENTIAL REIT, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

          Income Taxes

              The Company has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code (the IRC) of 1986, as amended. As a REIT, the Company generally is taxed as a C corporation, the primary differences being that the Company will be allowed a deduction from taxable income for dividends paid to shareholders, and an excise tax may be imposed in the event dividend distributions are insufficient in any fiscal year. Accordingly, no provision has been made for federal or state income taxes in the accompanying consolidated financial statements.

          Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

          Fair Values of Financial Instruments

              The carrying amounts of cash and cash equivalents and restricted cash approximates fair value. The carrying amount of note payable under the line of credit, which bears interest at a variable rate (see Note 3), also approximates fair value.

                              MIG RESIDENTIAL REIT, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


          2. Real Estate

              The Company's investments as of December 31, 1997 consist of the following:


                                                                Date Property
       Entity Name          Nature (Location) of Property         Acquired

   MIG REIT/            Morgan Place Apartments, 186-unit      March 1995
    Morgan Place, Inc.   residential apartment complex
                         constructed in 1989
                         (Atlanta, Georgia)

   MIG REIT/Annen       Annen Woods Apartments, 132- unit      April 1995
    Woods, Inc.          residential apartment complex
                         constructed in 1987
                         (Pikesville, Maryland)

   MIG Peachtree        Peachtree Apartments, 156-unit         August 1995
    Corporation          residential apartment complex
                         constructed in 1989
                         (Chesterfield, Missouri)

   MIG Fleetwood, Ltd.  The Fleetwood Apartments, 104-unit     September 1995
                         residential apartment complex
                         constructed in 1993
                         (Houston, Texas)

   MIG REIT Falls,      Windsor Falls Apartments, 276-unit     March 1996
    L.L.C.               residential apartment complex
                         constructed in 1994
                         (Raleigh, North Carolina)

   MIG 20th & Campbell  20th & Campbell Apartments, 204-unit   July 1996
    Corporation          residential apartment complex
                         constructed in 1989
                         (Phoenix, Arizona)

   MIG Desert Oasis     Desert Oasis Apartments, 320-unit      December 1996
    Corporation          residential apartment complex
                         constructed in 1990
                         (Palm Desert, California)

   MIG Hampton          Hampton Point Apartments, 352-unit     February, 1997
    Corporation          residential apartment complex
                         constructed in 1986
                         (Silver Spring, Maryland)

                              MIG RESIDENTIAL REIT, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


              The following summarizes the net capitalized cost of the Company's investments in operating real estate through the entities listed above at December 31:

                                           1997        1996

           Morgan Place Apartments     $ 9,590,710 $ 9,760,659
           Annen Woods Apartments        8,235,534   8,288,591
           Peachtree Apartments          8,618,887   8,725,625
           The Fleetwood Apartments      6,352,652   6,486,269
           Windsor Falls Apartments     16,292,184  16,622,844
           20th & Campbell Apartments   12,393,041  12,463,876
           Desert Oasis Apartments      13,282,864  13,482,124
           Hampton Point Apartments     20,676,968           -
                                       $95,442,840 $75,829,988


              Operating real estate held for income production and long-term appreciation at December 31 consists of the following:

                                           1997          1996

           Land                        $15,758,229  $ 13,409,065
           Land improvements               245,645       153,190
           Buildings and improvements   81,495,608    63,085,222
           Furniture and equipment       1,747,928       742,137
                                        99,247,410    77,389,614
           Accumulated depreciation     (3,804,570)   (1,559,626)
                                       $95,442,840  $ 75,829,988

          3.  Note Payable Under Line of Credit

              During 1997, the Company entered into a revolving line-of-credit agreement (the "LOC") with a bank which provides unsecured maximum aggregate borrowings equal to the lesser of $20,000,000 or 25% of the aggregate value of the Properties, as defined. Under the terms of the LOC, the Company is required to maintain a compensating balance of not less than an annual average of $3,000,000 in depository accounts with the bank during the term of the LOC in support of both outstanding borrowings and the assurance of future credit availability.

              Advances under the LOC bear interest at the prime rate minus 1.00% or LIBOR plus 1.25%, as elected by the Company for each Interest Period, as defined. Interest is payable monthly. The effective rate at December 31, 1997 is 7.21%. The Company is also charged a standby fee of .05% of the average of the maximum loan amount not drawn in each quarter during the term. Interest and standby fees paid on the above debt totaled approximately $693,000 for the year ended December 31, 1997.

                           MIG RESIDENTIAL REIT, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued


              Outstanding principal amounts under the LOC are payable in three equal semiannual payments beginning on the first day of the 16th month following the advance date. The minimum annual maturity of advances under the LOC as of December 31, 1997 are:
          1998-$1,233,000; 1999-$6,666,666; 2000-$2,100,334.  Generally,
          advances under the LOC may be prepaid at any time prior to maturity without penalty. On February 19, 2000, all outstanding advances become due and payable, including interest accrued thereon.

          4.  Dividends

              The Company's current policy is to declare and pay dividends to shareholders based upon funds from operations and aggregating annually at least 95% of its taxable income.

              For federal income tax purposes, dividends declared and paid totaled approximately 133%, 127% and 100% of taxable income for the years ended December 31, 1997, 1996 and 1995, respectively.

              In determining taxable income, costs incurred are capitalized or expensed in accordance with the treatment appropriate for federal income tax purposes rather than in accordance with generally accepted accounting principles (GAAP). The principal differences between taxable income and net income relate to methods used to calculate and capitalize acquisition and start-up costs, the useful lives used to depreciate such costs and the recognition of revenue and expense for certain items which are temporarily deferred under GAAP.

              The reconciliation of net income to taxable income for the year ended December 31 is as follows:

                              MIG RESIDENTIAL REIT, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

                                     1997         1996         1995

   Net income                    $4,144,804   $3,016,827   $ 1,261,134
   Book over (under) tax
    depreciation                    104,640      (25,186)       (5,138)
   Prepaid expenses                 (36,118)      12,869       (22,213)
   Amortization of capitalized
    start-up costs                   (8,574)      (6,486)       (6,486)
   Deferred rental income and
    other, net                       23,374       22,142         4,327
   Taxable income                $4,228,126   $3,020,166   $ 1,231,624


              The Company's federal income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the income tax returns could be changed at a later date upon final determinations by taxing authorities.

          5. Shareholders' Equity

          Ownership Restrictions

              For the Company to continue to qualify as a REIT under the IRC, as amended, not more than 50% in value of its outstanding capital shares may be owned by five or fewer individuals at any time during the last half of the Company's taxable year. For this purpose, pursuant to the Omnibus Budget Reconciliation Act of 1993, a pension plan qualifying under IRC Section 401(a) is not considered an individual shareholder, rather each beneficiary of the pension plan is considered to own a proportionate amount of the Company's shares held by the pension plan. The Company's Articles of Incorporation restrict the beneficial ownership of the Company's outstanding shares by an individual, or individuals acting as a group, to 9.9% in value of the Company's outstanding shares. The purpose of this provision is to assist in protecting and preserving the Company's REIT status.

              Common shares owned by an individual or group of individuals in excess of these limits are subject to redemption by the Company. The provision does not apply where a majority of the Board of Directors, in its sole discretion, waives such restriction after determining that the eligibility of the Company to continue qualifying as a REIT for federal income tax purposes will not be jeopardized or the disqualification of the Company as a REIT is advantageous to the shareholders.

                                 MIG RESIDENTIAL REIT, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

          Capital Calls

              During 1997, 1996 and 1995, capital calls aggregating $9,433,000, $44,128,000 and $34,154,000, respectively, were made to the subscribing shareholders of the Company, the proceeds of which have been received.

          Redemption

              At the discretion of the Board of Directors of the Company, the Class B common stock may be redeemed in whole by the Company, at any time, upon at least 15 days prior written notice to the holders of record and upon paying to the holders of record cash equal to the net asset value of the shares, as defined, plus all declared and unpaid dividends.

          6.  Management Fees

              In September 1994, the Company entered into an agreement with MIGRA, an entity affiliated with the Company by means of common management, to provide investment advisory services (the Advisor Agreement), including both strategic and day-to-day management of the Company.

              The Advisor Agreement requires the Company to pay MIGRA a quarterly asset management fee equal to 7% of cash available for distribution, as defined. During 1997, 1996 and 1995, the Company incurred asset management fee expense of approximately $419,000, $297,000 and $102,000, respectively, and paid asset management fees of approximately $417,000, $242,000 and $58,000, respectively, pursuant to the Advisor Agreement. Included in accounts payable and accrued expenses at December 31, 1997 and 1996 are accrued but unpaid asset management fees of approximately $101,000 and $99,000, respectively.

              The Advisor Agreement also stipulates that MIGRA is entitled to receive an acquisition fee equal to .75% of the cost of real estate acquired, as defined, upon the closing of each property acquired by the Company or its subsidiaries. Acquisition fees paid to MIGRA and capitalized in the basis of the real estate of the properties acquired during 1997 and 1996, totaled approximately $152,000 and $319,000, respectively.

                                  MIG RESIDENTIAL REIT, INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

              In addition to the asset management fee and acquisition fees, the Advisor Agreement also entitles MIGRA to receive an incentive management fee equal to 10% of the difference between the net sales proceeds resulting from the disposition of an investment and the amount necessary at the time of disposition to provide the Company with an annual 4% real rate of return over the holding period of the investment, as defined.

              The Advisor Agreement shall continue to be effective through the liquidation and termination of the Company unless earlier terminated upon the vote of 66-2/3% of the aggregate voting power of the then outstanding shares of common stock of the Company.

              Each of the Company's consolidated entities had property management agreements with MIG Management Services (MMS), an entity affiliated by means of common ownership. The agreements entitle MMS to a monthly fee equal to the lesser of (a) prevailing market rates, or (b) 4% of gross receipts, as defined, for performance of property management services. During 1997, 1996 and 1995, the Company incurred property management fee expense of approximately $540,000, $306,000 and $111,000, respectively, and paid property management fees of approximately $569,000, $293,000 and $95,000, respectively.

          7.  Contingencies

              The Company is subject to environmental regulations related to the ownership, operation and acquisition of real estate. As part of its due diligence procedures, the Company has conducted environmental assessments on each property prior to acquisition. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's consolidated financial position or results of operations.

          8. Subsequent Event

              On January 28, 1998, the Company entered into agreements to sell all of its real estate assets to Associated Estates Realty Corporation (AERC). The aggregate sale price is $108,500,000, consisting of a combination of cash and AERC common shares. Among other things, the sale agreements provide for an increase

                             MIG RESIDENTIAL REIT, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

          of the aggregate sale price up to approximately 6% contingent upon the trading prices of AERC's common shares, as defined.
          Upon consummation of the sale, management of the Company anticipate that the proceeds will be used to settle any remaining liabilities of the Company, including its obligation under the LOC, and the balance will be distributed to its shareholders. Thereafter, it is anticipated that management will commence the liquidation and dissolution of the Company.

                  Report of Independent Certified Public Accountants


          Shareholders
          MIG Companies

              We have audited the accompanying combined balance sheet of MIG Companies (the Company) as described in Note 1 as of December 31, 1997, and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

              We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

              In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of MIG Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


          West Palm Beach, Florida
          February 20, 1998

                                                 MIG COMPANIES
                                            COMBINED BALANCE SHEETS

                                                 June 30,          December 31,
                                                   1998         1997          1996
                                               (Unaudited)                 (Unaudited)
   Assets
   Cash and cash equivalents                   $         -  $   237,433   $    401,830
   Construction loans receivable, net of
    allowance for loan losses and
    unamortized loan fees of $28,951                     -            -      2,251,099
   Funds held in escrow                          3,082,319    4,359,947      6,394,102
   Due from affiliates                           2,054,306    2,888,469      1,063,842
   Other receivables                               933,000    1,317,256      1,515,588
   Other receivables - affiliates                        -      103,443              -
   Investment in unconsolidated entities             1,147            -        134,836
   Property and equipment:
     Furniture and equipment                     1,874,081    1,871,321      1,790,459
     Leasehold improvements                         27,926       27,926         27,926
                                                 1,902,007    1,899,247      1,818,385
     Less accumulated depreciation and
      amortization                              (1,563,562)  (1,482,979)    (1,318,217)
                                                   338,445      416,268        500,168
   Prepaid expenses and other assets                92,361      437,730        456,271
   Total assets                                $ 6,501,878  $ 9,760,546   $ 12,717,736

   Liabilities and shareholders' equity
   Liabilities:
     Construction loans payable                $         -  $         -   $  1,207,390
     Construction loans payable to
      affiliates                                         -            -      1,072,661
     Escrow funds payable                        3,082,319    4,359,646      6,396,919
     Lines of credit                               946,565      610,000          1,000
     Accounts payable and accrued expenses       1,676,575    2,167,348      1,883,896
     Accrued interest payable                            -            -         17,148
     Due to affiliates                                          263,185         11,665
     Deficit capital balances of unconsoli-
      dated general partnership interests           94,299       82,515         55,738
                                                 5,799,758    7,482,694     10,646,417
   Minority interests                             (235,957)     168,970        386,634
   Shareholders' equity:
     Common stock                                   19,085       19,085         19,085
     Additional paid-in capital                  1,518,400      656,094        656,094
     Notes and other amounts due from
      shareholders                                       -            -     (2,561,417)
     Retained earnings                           (599,408)    1,433,703      3,570,923
                                                   938,077    2,108,882      1,684,685
   Total liabilities and shareholders' equity  $ 6,501,878  $ 9,760,546   $ 12,717,736

          See accompanying notes.

                                                 MIG COMPANIES
                                       COMBINED STATEMENTS OF OPERATIONS

                                                For the six month
                                              period ended June 30,       For the year ended December 31
                                                1998         1997         1997        1996         1995
                                            (Unaudited)  (Unaudited)              (Unaudited)  (Unaudited)
   Revenue:
     Acquisition, management and
       disposition fees from affiliates     $   773,342  $ 1,313,141  $ 2,640,721 $ 3,514,614  $ 3,508,085
     Acquisition, management and
       disposition fees                       2,393,287    2,936,451    6,461,682   5,827,709    3,446,588
     Servicing and administrative fees          448,208      614,000    1,098,043   1,592,130    2,025,363
     Interest                                    22,883       61,603       42,982     442,708      859,836
     Origination fees                                 -            -            -     142,085      574,398
     Other                                      244,069      168,723      380,245     458,923      619,358
                                              3,881,789    5,093,917   10,623,673  11,978,169   11,033,628

   Expenses:
     Salaries, wages and employee benefits    3,050,453    2,843,555    6,775,119   7,352,906    6,793,253
     Interest                                    31,336      241,208      244,901     274,329      655,654
     Travel, meetings and seminars              254,673      391,762      612,045     905,402      849,453
     Occupancy                                  371,008      370,945      744,163     766,953      708,502
     Professional fees                          450,605      403,540      691,517     513,176      546,162
     Stationery, postage and office supplies     90,570      126,119      229,599     338,640      335,282
     Depreciation and amortization              105,305       85,709      166,382     185,175      341,454
     Utilities                                   82,877       86,252      177,466     219,678      183,722
     Insurance                                  254,637      123,425      231,257     213,563      173,592
     Costs associated with reorganization
       plan                                     814,460            -    1,290,777           -            -
     Other                                      215,841      229,406      687,485     574,257      459,303
                                              5,721,765    4,901,919   11,850,711  11,344,079   11,046,377
   (Loss) income before equity in net
     income of unconsolidated entities and
     minority interests in net loss
     (income) of consolidated subsidiaries
     and extraordinary item                  (1,839,976)     191,998   (1,227,038)    634,090      (12,749)

   Equity in net income (loss) of
     unconsolidated entities                     (2,237)     260,181       73,235      49,212      319,732
   Minority interests in net loss (income)
     of consolidated subsidiaries               394,847       33,952      206,145    (102,133)       9,465
   Net (loss) income before
     extraordinary item                     $(1,447,366) $   486,131  $  (947,658)$   581,169  $   316,448
   Extraordinary item-gain on forgiveness
     of debt                                    328,230            -            -           -            -
   Net (loss) income                        $(1,119,136) $   486,131  $   (947,658)$   581,169  $  316,448

     See accompanying notes.

                                                 MIG COMPANIES
                                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                              Notes and
                                                                                Other
                                      Additional                               Amounts        Total
                               Common   Paid-In    Retained                   Due From    Shareholders'
                               Stock    Capital    Earnings   Distributions Shareholders      Equity

   Balance at January 1,
     1995 (unaudited)         $    85 $  648,889 $2,673,306   $          -  $(1,444,005)  $   2,178,275
   Net income (unaudited)           -          -    316,448              -            -         316,448
   Issuance of common
     stock (unaudited)         17,000          -          -              -            -          17,000
   Accrued preferential
     returns (unaudited)            -      2,891          -              -            -           2,891
   Additions to notes and
     other amounts due from
     shareholders (unaudited)       -          -          -              -     (806,104)       (806,104)
   Balance at December 31,
    1995 (unaudited)           17,085    651,780  2,989,754              -   (1,950,109)      1,708,510
   Net income (unaudited)           -          -    581,169              -            -         581,169
   Issuance of stock
     (unaudited)                2,000          -          -              -            -           2,000
   Accrued preferential
     returns (unaudited)            -      4,314          -              -            -           4,314
   Additions to notes and
     other amounts due from
     shareholders (unaudited)       -          -          -              -     (611,308)       (611,308)
   Balance at December 31,
     1996 (unaudited)          19,085    656,094  3,570,923              -   (2,561,417)      1,684,685
   Net loss                         -          -   (947,658)             -            -        (947,658)
   Distributions                    -          -          -     (1,189,562)   1,189,562               -
   Repayments to notes and
     other amounts due from
     shareholders                   -          -          -              -    1,371,855       1,371,855
   Balance at December 31,
     1997                      19,085    656,094  2,623,265     (1,189,562)           -       2,108,882
   Net loss (unaudited)             -          - (1,119,136)             -            -      (1,119,136)
   Distributions (unaudited)        -          -          -       (913,975)           -        (913,975)
   Contributions (unaudited)        -    862,306          -              -            -         862,306
   Balance at June 30, 1998
     (unaudited)              $19,085 $1,518,400 $1,504,129   $ (2,103,537) $         -   $     938,077

   See accompanying notes.

                                     MIG COMPANIES
                           COMBINED STATEMENTS OF CASH FLOWS

                                            For the six month
                                          period ended June 30         For the year ended December 31
                                            1998         1997         1997          1996          1995
                                         (Unaudited) (Unaudited)                 (Unaudited)   (Unaudited)
   Operating activities
   Net (loss) or income                 $(1,119,136) $   486,131  $  (947,658)  $    581,169  $    316,448
   Adjustments to reconcile net loss to
    net cash (used in) provided by
    operating activities:
   Depreciation and amortization            105,305       85,709      166,382        185,175       341,454
   Extraordinary gain on forgiveness of    (328,230)           -            -              -             -
    debt
   Net deferred loan fees capitalized             -            -            -        (23,663)      (53,842)
   Provision for bad debts - affiliate            -            -      170,280              -             -
   Equity in net loss (income) of
     unconsolidated entities                 2,237      (260,181)     (73,235)       (49,212)     (319,732)
   Minority interests in net (loss)
    income of consolidated subsidiaries    (394,847)     (33,952)    (206,145)       102,133        (9,465)
   Other                                          -            -      (24,075)        29,617       (67,769)
   Changes in operating assets and
     liabilities:
      Funds held in escrow                1,277,628    1,089,358    2,034,155     (2,252,437)   (2,896,440)
      Due from affiliates                 1,158,360     (912,573)  (1,994,907)      (433,152)      (59,751)
      Notes and other amounts due from
        shareholders                              -            -            -        (59,000)       38,000
      Other receivables                     487,399     (218,090)      80,462       (633,742)     (921,935)
      Accrued interest receivable                 -            -       14,425         12,030        52,574
      Prepaid expenses and other assets     324,678      (39,670)      18,541        (39,379)      149,158
      Escrow funds payable               (1,277,327)  (1,092,861)  (2,037,273)     2,253,970     2,895,787
      Due to affiliates                    (263,185)     521,578      251,520              -             -
      Accounts payable and accrued
       expenses                            (490,771)  (1,099,944)     283,452        624,530       316,113
      Accrued interest payable                    -            -      (17,148)       (14,097)      (64,398)
   Net cash (used in) provided by
    operating activities                   (517,889)  (1,395,155)  (2,281,222)       283,942      (283,798)

   Investing activities
   Purchase of property and equipment        (2,760)     (93,728)     (87,358)      (188,475)     (211,781)
   Construction loan commitments funds            -            -            -     (9,838,236)  (19,420,262)
   Principal collected on construction
    loans receivable                              -            -            -     11,974,430    26,984,006
   Loans to shareholders                          -            -            -       (618,142)     (978,670)
   Distributions from unconsolidated
    entities                                  8,400      234,842      234,848         24,272       592,793
   Contribution to unconsolidated
    entities                                      -            -            -              -        (5,199)
   Principal collected due from
    shareholders                                  -    1,371,855    1,371,855              -             -
   Net cash provided by investing
    activities                                5,640    1,512,969    1,519,345      1,353,849     6,960,887

   Financing activities
   Proceeds from construction loan
    borrowings                                    -            -            -      9,919,616    18,757,226
   Payments on construction loan
    payable                                       -            -            -    (11,974,430)  (26,352,276)
   Proceeds from lines of credit          2,328,565    2,328,565    2,911,972      6,783,611     5,608,410
   Repayments on lines of credit         (1,992,000)  (2,302,972)  (2,302,972)    (6,786,161)   (5,771,527)
   Contribution from shareholders           862,306            -            -              -             -
   Distributions to shareholders           (913,975)           -            -              -             -
   Distributions to minority interests      (10,080)           -      (11,520)       (17,520)      (68,400)
   Net cash provided by (used in)
    financing activities                    274,816            -      597,480     (2,074,884)   (7,826,567)
   (Decrease) increase in cash and cash
    equivalents                            (237,433)     117,814     (164,397)      (437,093)   (1,149,478)
   Cash and cash equivalents at
    beginning of year                       237,433      401,830      401,830        838,923     1,988,401
   Cash and cash equivalents at end of
    year                                $         -   $   519,644  $  237,433   $    401,830  $    838,923

                                    MIG COMPANIES

          Supplemental cash flow information

              Interest paid for the year ended December 31, 1997 was $4,300, $288,426 (unaudited) in 1996 and $720,052 (unaudited) in
          1995. Income taxes paid for the year ended 1995 were $11,013 (unaudited).

          Supplemental disclosure of noncash investing and financing activities

              During 1997, the Company recorded a noncash distribution of approximately $1,190,000 with a corresponding reduction in due from affiliates.

              During 1997, the Company transferred the construction loans receivable and payable to an affiliate totaling approximately $2,300,000.

              In 1995, the Company exchanged a receivable for management fees of $352,540 (unaudited) for an investment in an unconsolidated entity of the same amount.

              During 1996, the Company recorded a non cash contribution from a minority interest of approximately $238,000 (unaudited). In connection therewith, the Company recorded an increase in minority interest and a corresponding reduction in due to affiliates.


          See accompanying notes.

                                    MIG COMPANIES

                        NOTES TO COMBINED FINANCIAL STATEMENTS



          1.  Significant Accounting Policies

          Organization and Combination Policy

              The combined financial statements include the accounts of MIG Realty Advisors, Inc. ("MIGRA") and its consolidated investee partnerships and the accounts of MIG Management Services ("MMS"), a group of 19 corporations, which are affiliated with MIGRA through common ownership.

               The combined financial statements have been prepared as a result of the pending acquisition of MIGRA and MMS by Associated Estates Realty Corporation ("AERC").

               The financial information for the years ended December 31, 1996 and 1995 is unaudited; however, in the opinion of the Company, the financial information includes all adjustments necessary for a fair presentation of the combined financial position at December 31, 1996 and the combined results of operations and cash flows for the years ended December 31, 1996 and 1995.

               The accompanying unaudited financial statements as of June
          30, 1998 and 1997 have been prepared by the Company's management in accordance with generally accepted accounting principles for interim financial information and applicable rules and regulations of the Securities and Exchange Commission.
          Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.
          The results of operations for the six month period ended June 30, 1998 and 1997 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial state-ments and notes thereto included herein for the year ended December 31, 1997.

               MIGRA is registered with the U.S. Securities and Exchange Commission as an investment advisor to corporate and municipal pension systems. The Company has a 75% managing general partner interest in Mortgage Investors Group, Ltd. (MIG Ltd.), a Florida limited partnership. In addition to its controlling ownership interest, MIGRA has control over the operating and financial

                                     MIG COMPANIES
                   NOTES TO COMBINED FINANCIAL STATEMENTS - Continued

          policies of MIG Ltd. and is, therefore, deemed to have control over the partnership. Accordingly, the accounts of MIG Ltd.
          have been consolidated with MIGRA in the accompanying combined financial statements and all significant intercompany balances and transactions have been eliminated in consolidation. MIG Ltd. is a registered investment advisor and also functions as a mortgage banker and as a real estate advisor to municipal pension systems. MIG Ltd. recognizes revenue primarily from real estate acquisition and disposition, loan origination and consultation, debt servicing, asset management and construction lending activities. MIG Ltd. earns the majority of its debt servicing fee revenue from two of its pension fund clients.

               MIGRA also has a 40% interest as a general partner in Stonemark Investor Services (Stonemark), a general partnership. The other general partner of Stonemark is an unrelated entity, MIGRA, under the terms of the partnership arrangement, controls the operating and financial policies of Stonemark and is, therefore, deemed to have control over the partnership. Accordingly, the accounts of Stonemark have been consolidated with MIGRA in the accompanying combined financial statements and al significant intercompany balances and transactions have been eliminated in consolidation.

               MIG Realty, Inc., an entity related to MIGRA by means of common ownership, is a 10% general partner in MIG Ltd. The limited partner is an unrelated corporation.

               MIGRA owns a one percent general partner interest in Mortgage Investors Fund I Limited Partnership ("MIF I"), Mortgage Investors Fund II Limited Partnership ("MIF II") and Mortgage Investors Self Storage I Limited Partnership ("Storage"). In addition to its ownership interest, MIGRA functions as the real estate investment advisor to MIF I, MIF II and Storage (the Partnerships). As a result of MIGRA's noncontrolling ownership interest as well as the limited partners ability to determine the operational and financial policies of the Partnerships, MIGRA accounts for its investment in the Partnerships under the equity method of accounting.

               The corporations which comprise MMS corporations are as follows: MIG Management Services of Florida Inc., MIG Management of Georgia Inc., MIG Management Services of Pennsylvania Inc., MIG Management Services of Maryland Inc., MIG Management Services of Virginia Inc., MIG Management Services of North Carolina Inc.,

                                      MIG COMPANIES
                  NOTES TO COMBINED FINANCIAL STATEMENTS - Continued

          MIG Management Services of Michigan Inc., MIG Management Services of Texas Inc., MIG Management Services of Illinois Inc., MIG Management Services of Ohio Inc., MIG Management Services of Minnesota Inc., MIG Management Services of Oklahoma, Inc., MIG Management Services of Missouri Inc., MIG Management Services of California Inc., MIG Management Services of Washington Inc., MIG Management Services of Arizona Inc., MIG Management Services of Colorado Inc., MIG Management Services of New Mexico Inc., and MIG Management Services of Utah Inc. These corporations primarily provide property management services to owners of multifamily properties.

               MIGRA and its consolidated partnerships and MMS are collectively referred to hereinafter in these combined financial statements as MIG Companies or the Company. All significant intercompany transactions and balances have been eliminated upon combination.

          Property and Equipment

              Property and equipment is stated at cost. Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets. Asset lives range from three to five years. Leasehold improvements are being amortized over the shorter of the estimated useful lives of the assets or the life of the related leases using the straight-line method.

          Income taxes

              MIGRA and MMS operate as subchapter S corporations under the Internal Revenue Code. MIG Ltd. and Stonemark are each partnerships. The shareholders of MIGRA and MMS and the partners of MIG Ltd. and Stonemark include in their own income tax returns the income or loss of MIGRA, MIG Ltd., Stonemark and MMS, respectively. Accordingly, none of these entities in the combined financial statements are subject to income taxes and no income tax provision has been provided in the accompanying combined financial statements.

          Revenue Recognition

              Acquisition, management and disposition fees from affiliates, interest income and other fees are recognized when the related services are performed and the earnings process is complete. Servicing fee income, related to loans serviced on behalf of the

                                        MIG COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


          municipal pension systems, is recognized when earned.

          Cash and Cash Equivalents

              For purposes of the combined statement of cash flows, cash and cash equivalents include demand deposit accounts and securities purchased from financial institutions under agreements to resell with original maturity dates of six months or less when purchased. The Company minimizes the credit risk associated with cash and cash equivalents by placing its temporary cash investments with high credit quality financial institutions and by investing in temporary cash investments which mature in 90 days.

          Income and Expense Allocations

              The Company's shareholders, through common ownership and/or management, control several affiliated companies. At the discretion of management and the shareholders of the Company and its affiliated companies, certain items of income have been allocated to affiliates based on their estimates of the value of the services rendered by the affiliates. In addition, certain items of expense have been allocated to affiliates based on their estimates of the expenses incurred by the affiliates. Accordingly, the accompanying combined financial statements do not necessarily represent the financial position or results of operations that would result if the Company operated on an autonomous basis.

          Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

          2.  Funds Held in Escrow

              The majority of escrow funds shown on the combined balance sheet as funds held in escrow and as escrow funds payable represent funds held by the Company primarily for the payment of operating expenses associated with properties managed by the Company on behalf of its pension fund clients.

                                     MIG COMPANIES
                   NOTES TO COMBINED FINANCIAL STATEMENTS - Continued

          3.  Pension and Profit Sharing Plan and Other

              The Company has a 401(k) plan which allows participants to make tax-deferred contributions to several alternative investment funds. The Company is also permitted to contribute an amount determined at the discretion of the Board of Directors to the 401(k) plan. The Company made contributions of $17,000 to this plan during 1997.

              Effective January 1, 1995, the Company terminated its defined contribution pension plan (the Plan) for eligible employees. In connection therewith, the Company paid its liability to the Plan of approximately $108,000 (unaudited) in September 1995.

          4.  Lines of Credit

              Available lines of credit and amounts outstanding at December 31, 1997 are as follows:



   Unsecured line of credit ($500,000 maximum)
    payable to a bank, interest accrues at prime
    (8.5% at December 31, 1997), expires on June 30,
    1998                                                $   219,000

   Unsecured line of credit ($500,000 maximum)
    payable to a bank, interest accrues at prime
    (8.5% at December 31, 1997), expires on June 30,
    1998                                                    391,000

   Line of credit ($500,000 maximum) payable to a
    bank, interest accrues at prime plus 1% (9.5% at
    December 31, 1997), expires on October 31, 1998,
    secured by life insurance policies on certain
    shareholders of MIG Ltd.'s general partners
    and all furniture and equipment of MIG Ltd.                   -

   Line of credit ($500,000 maximum) payable to a
    bank, interest accrues at prime plus 2%(10.50% at
    December 31, 1997), expires on May 31, 2000,
    secured by life insurance policies on certain
    shareholders of MIG Ltd.'s general partners.                  -
                                                        $   610,000

                                    MIG COMPANIES

          5.  Leases

              The Company occupies certain facilities under long-term leases. These leases generally are renewable and provide for the payment of real estate taxes and certain other occupancy expenses. The lease for one facility provides for escalations based on changes in the Consumer Price Index. In addition, the Company leases office equipment from an entity owned by an existing and a former shareholder of the Company and leases office space from an entity affiliated with the Company by means of common management.

              Minimum rental commitments under these noncancelable operating leases at December 31, 1997 are as follows:

                                          Facilities  Equipment    Total

           Year ending December 31, 1998  $   358,657 $  50,726  $ 409,383
            1999                              252,546    30,958    283,504
            2000                               27,008    25,883     52,891
                                          $   638,211 $ 107,567  $ 745,778


              Rent expense for the year ended December 31, 1997 was approximately $575,000 including approximately $27,000 incurred on the related party leases.

          6.  Other Related Party Transactions

              The Company had approximately $425,000, $2,429,000 (unaudited)
            and $1,873,000 (unaudited) in unsecured notes receivable from shareholders at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. The notes bear interest at the prime rate (8.5% at December 31, 1997) and are payable on demand.
          There was approximately $10,000, $136,000 (unaudited) and $77,000 (unaudited) in accrued interest related to these notes at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. Interest of $60,000, $126,000 (unaudited) and $103,000 (unaudited) related to these notes was included in income during 1997, 1996 and 1995, respectively. Based on historical practices, some or all of the notes receivable and accrued interest due from shareholders could be distributed to the shareholders at a future date. Accordingly, these notes and other amounts due from shareholders are included in shareholder' equity on the combined statements of shareholders' equity for the year ended December
          31, 1996 and 1995.

                                   MIG COMPANIES
                 NOTES TO COMBINED FINANCIAL STATEMENTS - Continued

              The Company had approximately $274,000 in notes payable to a shareholder at December 31, 1997. The notes bear interest at 10% and are payable on demand. There was approximately $23,000 in accrued interest related to these notes at December 31, 1997. Interest of $23,000 related to these notes was included in expense during 1997. Amounts are shown net in 1997 and are included in due from affiliates on the accompanying balance sheet.

              The Company had approximately $2,900,000 and $1,064,000 (unaudited) of advances due from entities affiliated by means of common ownership or management at December 31, 1997 and 1996, respectively. These amounts are included in due from affiliates and officer on the combined balance sheets. The amounts due from entities affiliated by means of common ownership or management bear no interest and have no stated repayment terms. The amount due from an officer of the Company (approximately $324,000 (unaudited) at December 31, 1996 bears interest at the prime rate (8.25% at December 31, 1996) and is payable on demand. Netted against due from affiliates and other is approximately $671,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1996. These amounts are non-interest bearing and have no stated repayment terms.

              The Company had approximately $260,000 and $12,000 (unaudited) of amounts due to certain affiliates under common control at December 31, 1997 and 1996, respectively. These amounts are non-interest bearing and have no stated repayment terms. In addition, the Company paid expenses of approximately $170,000 on behalf of an affiliate for which it received no reimbursement.
          The Company received expense reimbursements of $104,000 (unaudited) during 1996 and 1995 from affiliates for expenses incurred by the Company on behalf of the affiliates. These reimbursements are included in other revenue on the accompanying combined statements of operations.

              During 1997, a majority shareholder sold his stock in MIGRA, MMS and other affiliates to an existing shareholder. As part of the separation, the Company entered into a severance agreement whereby the former shareholder would receive certain benefits over a three year period. The total costs of this severance package is approximately $1,200,000 and is included in salaries, wages and employee benefits on the accompanying combined statement of operations. In addition, the Company incurred

                                 MIG COMPANIES
                NOTES TO COMBINED FINANCIAL STATEMENTS - Continued

          approximately $400,000 related to severance agreements associated with other employees which is included in salaries, wages and employee benefits on the accompanying combined statement of operations.

              The Company had construction loans payable to the shareholder of a minority interest limited partner in MIG Ltd. of approximately $1,073,000 (unaudited) and $3,314,000, (unaudited) and approximately $7,000 (unaudited) in related accrued interest at December 31, 1996. Interest related to these loans of approximately $117,000 (unaudited) and $328,000 (unaudited) was incurred during 1996 and 1995, respectively. These amounts are included in construction loans payable to affiliates on the combined balance sheet.

              The Company earned approximately $700,000, $881,000 (unaudited)
            and $1,197,000 (unaudited) in servicing fee revenue from affiliates during 1997, 1996 and 1995, respectively.

          7.  Year 2000 (Unaudited)

              The Company has assessed its computer system's ability to function properly with respect to the dates in the year 2000 and thereafter. The Company does not believe that the cost of ensuring its systems are year 2000 compliant will be significant or that the year 2000 issue will pose significant operational problems.

          8.  Costs Associated with Reorganization Plan

              During 1997, the Company incurred substantial costs associated with the planned formation of a real estate investment trust. Upon completing the necessary research and analyses, the plan was subsequently abandoned. Also, during 1997, the Company incurred substantial costs associated with the proposed acquisition of MIGRA by AERC. The costs associated with these activities totaling approximately $1,291,000 have been charged to expense in the accompanying combined statement of operations.

          9.  Shareholders' Equity

              The combined shareholders' equity at December 31, 1997 consists of the following:

                                    MIG COMPANIES


                                          MIGRA        MMS         TOTAL

           Common stock                $        85 $    19,000  $    19,085
           Additional paid-in capital      656,094           -      656,094
           Retained earnings             1,323,016     110,687    1,433,703
                                       $ 1,979,195 $   129,687  $ 2,108,882



              The combined shareholders' equity at December 31, 1996 consists of the following:

                                         MIGRA        MMS         TOTAL
                                      (unaudited)   (unaudited)   (unaudited)
           Common stock              $        85  $     19,000 $   19,085
           Additional paid-in
             capital                     656,094             -    656,094
           Notes and other amounts
            due from shareholders     (2,561,417)            - (2,561,417)
           Retained earnings           3,460,235       110,688  3,570,923
                                     $ 1,554,997  $    129,688 $1,684,685


              The common stock of MIGRA and each of the 19 MMS corporations has a par value of $1 per share. MIGRA has authorized the issuance of 7,500 shares of its common stock and 85 shares are issued and outstanding at December 31, 1997. Each of the 19 MMS corporations have authorized the issuance of 1,000 shares of their common stock, all of which have been issued and are outstanding at December 31, 1997 and 1996.

          10.  Subsequent Event

              On January 28, 1998, the shareholders entered into agreements to sell all the Company to AERC, an unrelated third party in exchange for cash and common shares.

                        ASSOCIATED ESTATES REALTY CORPORATION
                     PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                        For the Period ended June 30, 1998 and
                          For the Year ended December 31,1997
                                     (Unaudited)
                   (Dollars in Thousands, except per share amounts)

              The unaudited pro forma condensed statement of operations for the six month period ended June 30, 1998 is presented as if the following transactions had occurred on January 1, 1997 (i) the acquisition by the Company of Country Club Apartments which occurred on February 19, 1998, (ii) the acquisition by the Company of the MRT Properties which occurred on February 3, 1998, (iii) the acquisition of the MIG REIT Properties and the MIGRA Merger which occurred on June 30, 1998 and (iv) the issuance of a $20.0 million medium term note on April 9, 1998.

              The unaudited pro forma condensed statement of operations for the year ended December 31, 1997 is presented as if the following transactions had occurred on January 1, 1997, (i) the acquisition of the Gables at White River, Remington Place, Saw Mill Village and Hawthorne Hills Apartments as previously reported on the Company's Form 8-K/A-1 dated February 6, 1997, (ii) the offering of 1,750,000 common shares completed on July 2, 1997, (iii) the acquisition of Clinton Place Apartments and Spring Valley Apartments as previously reported on the Company's Form 8-K dated August 25, 1997 (together with the four acquisitions reported on the Company's Form 8-K/A-1 dated February 6, 1997, the "Previously Reported Acquisitions") and (iv) the acquisition by the Company of Country Club Apartments, the MRT Properties, the MIG REIT Properties and the MIGRA Merger. The acquisition of the MRT Properties was made in contemplation of the acquisition of both the MIG REIT Properties and merger with MIGRA. The MRT Properties and MIG REIT Properties were managed by, and their owners advised by, MIGRA. The remaining properties were acquired from an unrelated third party.

              This pro forma condensed statement of operations is based upon the historical results of operations of the Company for the period ended June 30, 1998 and the year ended December 31, 1997 and should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Company's Form 10-Q for the period ended June 30, 1998 and Form 10-K for the year ended December 31, 1997 and the Country Club Apartments Statement of Revenue and Certain Expenses, the MRT Properties Combined Statement of Revenue and Certain Expenses, the MIG REIT and the MIG Companies financial statements included in this Form 8-K and in the Company's Form 8-K dated February 19, 1998.

              The unaudited pro forma condensed statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as previously set forth, nor does it purport to represent the results of operations of future periods of the Company.

                                     ASSOCIATED ESTATES REALTY CORPORATION
                                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                        For the Period ended June 30, 1998
                                                  (Unaudited)
                               (Dollars in Thousands, except per share amounts)

                                                          Pro Forma Adjustments (unaudited)
                                                             (a)         (b)         (c)
                                                                       Country       MIG
                                               Company       MRT        Club        REIT
                                             Historical  Properties  Apartments  Properties
   Revenues
    Rental                                   $    59,991 $      737  $      290  $     7,238
    Painting services                                721          -           -            -
    Acquisition, management and
      disposition fees                             1,830          -           -            -

    Interest                                         529          -           -           74
    Other                                            484         30           6          210
                                                  63,555        767         296        7,522
   Expenses
    Property operating and maintenance
     expenses exclusive of depreciation and
     amortization                                 25,219        328         121        3,190
    Management fees, related parties                   -         74           -          461
    Depreciation - real estate assets             10,225        164          40        1,213
             - other                                 416          -           -            -
    Amortization of deferred financing fees          381          -           -            -
    Amortization of intangible assets                  -          -           -            -
    Painting services                                732          -           -            -
    General and administrative                     3,635          -           -          669
    Cost associated with reorganization
     plan(k)                                           -          -           -            -
    Interest expense                              13,545        391         134          389
                                                  54,153        957         295        5,922
     Income (loss) from operations                 9,402       (190)          1        1,600
   Minority interests in net income of
    consolidated subsidiaries                          -          -           -            -
   Equity in net income of joint ventures            207          -           -            -
   Income (loss) before extraordinary items  $     9,609 $     (190) $        1  $     1,600
   Income before extraordinary items
    applicable to common shares              $     6,867

   Per share data:
    Income before extraordinary items
     per share - basic and diluted           $       .40
   Weighted average number of shares              17,103
                          - basic
                          - diluted               17,103

                                                    Pro Forma Adjustments
                                                         (unaudited)
                                                 (c)         (d)        Merger
                                                                         and            Company
                                                 MIG       Medium    Acquisition       Pro Forma
                                              Companies  Term Note   Adjustments      (unaudited)
   Revenues
    Rental                                   $       -   $        -  $         -      $ 68,256
    Painting services                                -            -            -           721
    Acquisition, management and
      disposition fees                           3,167            -         (535)(e)     3,668
                                                                            (794)(n)
    Interest                                        23            -            -           626
    Other                                          692            -            -         1,422
                                                 3,882            -       (1,329)       74,693
   Expenses
    Property operating and maintenance
     expenses exclusive of depreciation and
     amortization                                    -            -          575 (f)    29,433
    Management fees, related parties                 -            -         (535)(e)         -
    Depreciation - real estate assets              105            -          561 (g)    12,308
             - other                                 -            -            -           416
    Amortization of deferred financing fees          -            -            -           381
    Amortization of intangible assets                -            -          188 (h)       188
    Painting services                                -            -            -           732
    General and administrative                   4,772            -         (259)(i)     8,817
    Cost associated with reorganization
     plan(k)                                       814            -            -           814
    Interest expense                                31           30           48  (j)   14,568
                                                 5,722           30          578        67,657
     Income (loss) from operations              (1,840)         (30)      (1,907)        7,036
   Minority interests in net income of
    consolidated subsidiaries                       (2)           -            2 (l)         -
   Equity in net income of joint ventures          395            -            -           602
   Income (loss) before extraordinary items  $  (1,447)  $     (30)  $    (1,905)     $  7,638
   Income before extraordinary items
    applicable to common shares                                                       $  4,896

   Per share data:
    Income before extraordinary items
     per share - basic and diluted                                                     $   .22
   Weighted average number of shares                                                    22,620(m)
                          - basic
                          - diluted                                                     22,620(m)




                        ASSOCIATED ESTATES REALTY CORPORATION
                 NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          For the Period ended June 30, 1998
                       (In Thousands, except per share amounts)

          (a) Represents the revenues and expenses of the MRT Properties for the period ended February 2, 1998. The MRT Properties were acquired by the Company on February 3, 1998.

               Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's unsecured bridge loan, as applicable, for the period ended February 2, 1998.

               Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings for the period ended February 2, 1998.

          (b) Represents the revenues and expenses of Country Club Apartments for the period ended February 18, 1998. Country Club Apartments was acquired by the Company on February 19, 1998.

               Interest expense assumes interest at the weighted average rate of the Company's line of credit for the period ended February 18, 1998.

               Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings for the period ended February 18, 1998.

          (c) Represents the respective historical statement of operations of the MIG REIT Properties and the MIG Companies for the period ended June 29, 1998.

          (d) Reflects the increase in interest expense associated with the issuance of a medium term note which occurred on April 9, 1998 and was utilized to repay borrowings under the line of credit agreement. Interest expense is calculated at the stated rate, adjusted for offering costs, of the medium term note, reduced by the interest savings under the line of credit.

          (e) Decrease results from the elimination of management and advisory fees earned by the MIG Companies from the MRT and MIG REIT Properties as follows:

                  MRT Properties         $     74
                  MIG REIT Properties         461
                                         $    535


          (f) Charge for maintenance and repairs to conform the accounting policies of the acquired properties to those of the Company.

          (g) Represents the net increase in depreciation for real estate acquired as a result of recording the MIG REIT Properties at their respective purchase prices (which exceeds historical cost). Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets of approximately 30 years.

               Calculation of the pro forma adjustment of depreciation of real estate property for the period ended June 30, 1998:

                  Depreciation expense based upon an estimated   $ 1,774
                   useful life of approximately 30 years

                  Less:  Historic MIG REIT Properties
                   depreciation of real estate property            1,212
                                                                 $   561

               Notes (a) and (b) describe depreciation of the other real estate acquisitions reflected in this pro forma presentation.

          (h) Reflects the amortization of the intangible assets, including goodwill, recognized from the MIGRA Merger. Intangible assets, including key employees and client lists are being amortized over seven years while the goodwill is being amortized over 13 years. The amounts allocated among the aforementioned intangible assets are based upon certain estimates. However, management believes that the impact of such adjustments, if any, will not be material.

          (i) Decrease results from the duplication of certain professional fees which will be eliminated or reduced upon the purchase of the MIG REIT Properties.

          (j) Represents the net increase in interest expense incurred on funds borrowed under the Company's Line of Credit to finance the acquisition of the MIG REIT properties and MIGRA Merger. Interest expense assumes interest at the weighted average rate of the Company's line of credit.

          (k) Represents costs incurred by the MIG Companies associated with an abandoned financing and reorganization plan. Such costs are non-recurring.

          (l) To eliminate the minority interests in the net loss of consolidated subsidiaries, which interests are being acquired by the Company.


          (m) Assumes shares issued in connection with the MIGRA Merger and the acquisition of the MIG REIT Properties occurred as of January 1, 1997. Common shares issued in connection with the MIGRA Merger exclude the common shares whose issuance is contingent upon the satisfaction of certain conditions. Common shares issued for the merger are 408,318. Common shares issued for the MIG REIT Properties are 5,139,387. Also excludes operating partnership units issued in connection with the assumed purchase of the Development Property which are, in certain circumstances and, at the option of the Company, convertible on a one-for-one basis into common shares of the Company. Such potential common shares are excluded from the per share presentation since the Development Property was acquired on June 30, 1998, and prior to that time, had limited or no operating history.

          (n) The adjustment represents the revenue earned by MIGRA or its affiliates from the management contracts not available for assignment to the Company at the closing of the MIGRA Merger. No adjustment to the expenses was made since costs are not specifically identifiable to the contracts.


                                     ASSOCIATED ESTATES REALTY CORPORATION
                                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                     For the Year Ended December 31, 1997
                                                  (Unaudited)
                               (Dollars in Thousands, except per share amounts)

                                                              Pro Forma Adjustments
                                                                   (unaudited)
                                                            (a)        (b)         (c)          (d)
                                                        Previously                            Country
                                             Company     Reported   Follow-on      MRT         Club
                                           Historical  Acquisitions  Offering  Properties   Apartments
   Revenues
    Rental                                 $ 101,640   $       4,525$       -  $     8,086  $    2,163
    Painting services                          1,664               -        -            -           -
    Acquisition, management and
     disposition fees                          3,752               -        -            -           -

    Interest                                     926               -        -            -           -
    Other                                        828              61        -          309          45
                                             108,810           4,586        -        8,395       2,208
   Expenses
    Property operating and mainten-
     ance expenses exclusive of
     depreciation and amortization            43,230           1,694        -        3,518         901
    Management fees, related parties               -               -        -          334           -
    Depreciation - real estate assets         17,926             945        -        1,808         482
            - other                              640               -        -            -           -
    Amortization of deferred
     financing fees                              700               -        -            -           -
    Amortization of goodwill                       -               -        -            -           -
    Painting services                          1,491               -        -            -           -
    Cost associated with abandoned
     projects                                    310               -        -            -           -
    General and administrative                 6,085               -        -            -           -
    Charge for unrecoverable funds
     advanced to non-owned
     properties and other                      1,764               -        -            -           -
    Costs associated with
     reorganization plan (k)                       -               -        -            -           -
    Interest expense                          19,144           1,355   (1,883)       4,068       1,024
                                              91,290           3,994   (1,883)       9,728       2,407
      Income from operations                  17,520             592    1,883       (1,333)       (199)
   Minority interests in net loss of
    consolidated subsidiaries                      -               -        -            -           -
   Gain on sale of land                        1,608               -        -            -           -
   Equity in net income of joint
     ventures                                    561               -        -            -           -
   Income (loss) before
    extraordinary  items                   $  19,689   $         592$   1,883  $    (1,333)  $    (199)
   Net income before extraordinary
    items applicable to common shares      $  14,205

   Per share data:
    Net income before extraordinary
     items per share - basic and
     diluted                               $     .88

   Weighted average number of shares
                 - basic                      16,200
                 - diluted                    16,222


                                                Pro Forma Adjustments
                                                     (unaudited)
                                            (e)          (e)       Merger
                                            MIG                     and        Company
                                            REIT         MIG    Acquisition    ProForma
                                         Properties   Companies Adjustments  (unaudited)
   Revenues
    Rental                              $     13,584 $     -    $      -     $129,998
    Painting services                              -       -           -        1,664
    Acquisition, management and
     disposition fees                              -   9,103(n)   (1,293)(f)    9,809
                                                                  (1,753)(n)
    Interest                                     134      43           -        1,103
    Other                                        412   1,478           -        3,133
                                              14,130  10,624      (3,046)     145,707
   Expenses
    Property operating and mainten-
     ance expenses exclusive of
     depreciation and amortization             5,796       -         372 (g)   55,511
    Management fees, related parties             959       -      (1,293)(f)        -
    Depreciation  - real estate assets         2,245       -       1,333 (h)   24,739
                  - other                          -     166           -          806
    Amortization of deferred
     financing fees                                -       -           -          700
    Amortization of goodwill                       -       -         377 (i)      377
    Painting services                              -       -           -        1,491
    Cost associated with abandoned
     projects                                      -       -           -          310
    General and administrative                   273  10,149        (175)(j)   16,332
    Charge for unrecoverable funds
     advanced to non-owned
     properties and other                          -       -           -        1,764
    Costs associated with
     reorganization plan (k)                       -   1,291(k)        -        1,291
    Interest expense                             712     245          12(l)   24,677
                                               9,985  11,851         626      127,998
      Income from operations                   4,145  (1,227)     (3,672)      17,709
   Minority interests in net loss of
    consolidated subsidiaries                      -     206        (206)(m)        -
   Gain on sale of land                            -      -            -        1,608
   Equity in net income of joint
     ventures                                      -      73           -          634
   Income (loss) before
    extraordinary  items                $      4,145 $  (948)   $ (3,878)    $ 19,951
   Income before extraordinary
    items applicable to common shares                                        $ 14,467

   Per share data:
    Income before extraordinary
     items per share - basic and
     diluted                                                                 $    .64

   Weighted average number of shares
                 - basic                                                       22,620(o)
                 - diluted                                                     22,642(o)



                        ASSOCIATED ESTATES REALTY CORPORATION
                 Notes to Pro Forma Condensed Statement of Operations
                         For the Year ended December 31, 1997
                       (In Thousands, except per share amounts)

          (a) Reflects the revenues and expenses of the Previously Reported Acquisitions for the period January 1, 1997 through the date of acquisition.

               Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's line of credit or Medium Term Notes, as applicable.

               Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings.

          (b) Represents the reduction of interest expense associated with the repayment of debt utilizing the proceeds of the 1.75 million Common Share offering completed on July 2, 1997 and the issuance of a $20 million medium term note issued on April 8, 1998.

          (c) Represents the revenues and expenses of the MRT Properties for the year ended December 31, 1997. The MRT Properties were acquired by the Company on February 3, 1998.

               Interest expense assumes interest at market rates with respect to mortgages assumed or at the rate of the Company's line of credit or unsecured term loan, as applicable.

               Depreciation expense reflects the pro forma depreciation charge utilizing the properties' respective purchase prices and an estimated useful life of 30 years for buildings.

          (d)  Reflects the revenues and expenses of Country Club
               Apartments for the year ended December 31, 1997. Country Club Apartments was acquired by the Company on February 19, 1998.

               Interest expense assumes interest at the weighted average rate of the Company's line of credit.

               Depreciation expense reflects the pro forma depreciation charge utilizing the property's purchase price and an estimated useful life of 30 years for buildings.

          (e) Represents the respective historical statement of operations of the MIG REIT Properties and the MIG Companies for the year ended December 31, 1997.


          (f) Decrease results from the elimination of management and advisory fees earned by the MIG Companies from the MRT and MIG REIT Properties as follows:

                        MRT Properties                $   334
                        MIG REIT Properties               959
                                                      $ 1,293

          (g) Charge for maintenance and repairs to conform the accounting policies of the acquired properties to those of the Company.
          (h) Represents the net increase in depreciation for real estate to be acquired as a result of recording the MIG REIT
               Properties at their respective purchase prices (which exceeds historical costs). Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets of approximately 30 years.

               Calculation of the pro forma adjustment of depreciation of real estate property for the year ended December 31, 1997:


                    Depreciation expense based upon
                      an estimated useful life of
                      approximately 30 years             $ 3,578
                    Less:  Historic MIG REIT Properties
                      depreciation of real estate
                      property                             2,245
                                                         $ 1,333

               Notes (a), (c) and (d) describe depreciation of all other real estate acquisitions reflected in this pro forma presentation.

          (i) Reflects the amortization of the intangible assets, including goodwill, recognized from the MIGRA Merger. Intangible assets, including key employees and client lists are being amortized over seven years while the goodwill is being amortized over 13 years. The amounts allocated among the aforementioned intangible assets are based upon certain estimates. However, management believes that the impact of such adjustments, if any, will not be material.

          (j) Decrease results from the duplication of certain professional fees which will be eliminated or reduced upon the purchase of the MIG REIT Properties.

          (k) Represents costs incurred by the MIG Companies associated with an abandoned financing and reorganization plan. Such costs are non-recurring.

          (l) Represents the net decrease in interest expense incurred on funds borrowed under the Company's Line of Credit to finance the acquisition of the MIG REIT Properties and the MIGRA Merger.

          (m) To eliminate the minority interests in the net loss of consolidated subsidiaries, which interests are being acquired by the Company.

          (n) The adjustment represents the revenue earned by MIGRA or its affiliates from the management contracts not available for assignment to the Company at the closing of the MIGRA Merger. No adjustment to the expenses was made since costs are not specifically identifiable to the contracts.

          (o) Assumes 1.75 million shares issued in connection with the Common Share offering on July 2, 1997 and shares issued in connection with the MIGRA Merger and the acquisition of the MIG REIT Properties occurred as of January 1, 1997. Common shares issued in connection with the MIGRA Merger exclude the common shares whose issuance is contingent upon the satisfaction of certain conditions. Common shares issued for the merger are 408,318. Common shares issued for the MIG REIT Properties are 5,139,387. Also excludes operating partnership units issued in connection with the purchase of the Development Property which are, in certain circumstances and, at the option of the Company, convertible on a one-for-one basis into common shares of the Company. Such potential common shares are excluded from the per share presentation since the Development Property was acquired on June 30, 1998, and prior to that time, had limited or no operating history.


                        ASSOCIATED ESTATES REALTY CORPORATION
                    ESTIMATED TWELVE-MONTH PRO FORMA STATEMENT OF
              TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
                                     (Unaudited)

               The following unaudited statement is a pro forma estimate for a twelve-month period of taxable income and funds available from operations of the Company. The unaudited pro forma statement is based on the Company's historical operating results for the year ended December 31, 1997 adjusted as if the following transactions had occurred on January 1, 1997: (i) the acquisition of the Gables at White River, Remington Place, Saw Mill Village and Hawthorne Hills Apartments as previously reported on the Company's Form 8-K/A-1 dated February 6, 1997, (ii) the offering of 1,750,000 common shares completed on July 2, 1997, (iii) the acquisition of Clinton Place Apartments and Spring Valley Apartments as previously reported on the Company's Form 8-K dated August 25, 1997 (together with the four acquisitions reported on the Company's Form 8-K/A-1 dated February 6, 1997, the "Previously Reported Acquisitions") and (iv) the acquisition by the Company of Country Club Apartments, the MRT Properties reported on the Company's Form 8-K/A dated February 19, 1998 and Proxy Statement dated May 30, 1998 and the MIG Residential REIT Properties and the merger with MIG Realty Advisors, Inc. as reported herein.

               This estimated twelve-month pro forma statement of taxable net operating income and operating funds available is based upon the historical results of operations of the Company for the year ended December 31, 1997 and should be read in conjunction with the proforma condensed balance sheet and the pro forma condensed statement of operations of the Company set forth elsewhere herein and the historical financial statements and notes thereto of the Company included in the Associated Estates Realty Corporation Form 10-K for the year ended December 31, 1997 and the Country Club Apartments Statement of Revenue and Certain Expenses, the MRT Properties Combined Statement of Revenue and Certain Expenses included in the Company's Form 8-K/A dated February 19, 1998 and Proxy Statement dated May 30, 1998 and the MIG Residential REIT, Inc. and the MIG Companies financial statements for the year ending December 31, 1997 as presented elsewhere in this report.


          ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):

      Historical earnings from operations, exclusive of
       depreciation and amortization (Note 1)                        $ 34,494
      Historical earnings (loss) from operations,
       exclusive of depreciation and amortization (Note 2)
         Previously reported acquisitions                               1,537
         MRT Properties                                                   475
         Country Club Apartments                                          283
         MIG Residential REIT Properties                                6,390
         MIG Companies                                                   (782)
                                                                       42,397
      Estimated tax basis depreciation and amortization (Note 3)
         AERC                                                         (12,492)
         Previously Reported Acquisitions                              (1,660)
         MRT Properties                                                (1,322)
         Country Club Apartments                                         (320)
         MIG Residential REIT Properties                               (2,549)
         MIG Companies                                                   (166)
      Pro Forma taxable operating income before dividends deduction    23,888
      Estimated dividends deduction (Note 4)                           42,073
                                                                     $(18,185)
      Pro Forma taxable operating income                             $      -

      ESTIMATE OF PRO FORMA OPERATING FUNDS AVAILABLE (NOTE 5)
        IN THOUSANDS):
      Pro Forma taxable operating income before dividends deduction  $ 23,888
      Add pro forma tax basis depreciation and amortization            18,509
      Estimate of pro forma operating funds available                $ 42,397


          _________

          Note 1 - The historical earnings from operations represents the Company's net income applicable to common shares as adjusted for depreciation and amortization for the year ended December 31, 1997 as reflected in the historical financial statements.

          Note 2 - The historical earnings from operations represents the pro forma results of the Previously Reported Acquisitions, MRT Properties, Country Club Apartments, the MIG Residential REIT Properties and MIG Companies as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 1997 included elsewhere in this report.

          Note 3 - The tax basis depreciation of the Company is based upon the original purchase price allocated to the buildings, equipment and personal property, depreciated on a straight-line basis over a 40-, 12-, and 10-year life, respectively.

          Note 4 - Estimated dividends deduction is based on the estimated dividend rate of $1.86 per share. Shares outstanding, on a pro forma basis are 22,620.

          Note 5 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.


                                        SIGNATURES


             Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   Associated Estates Realty Corporation


          Date: August 31, 1998    /s/ Dennis W. Bikun
                                   Dennis W. Bikun
                                   Chief Financial Officer & Treasurer
                                     Chief Accounting Officer